UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 Waterview Drive Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

4 Parkway North, Deerfield, Illinois 60015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2024, effective February 1, 2024, the board of directors (the “Board”) of CF Industries Holdings, Inc. (the “Company”) appointed Christopher D. Bohn to serve as the Company’s Executive Vice President and Chief Operating Officer and elected Mr. Bohn to the Board. Mr. Bohn is continuing to serve as the Company’s Chief Financial Officer until the appointment of his successor in that capacity.

In connection with Mr. Bohn’s appointment as Executive Vice President and Chief Operating Officer, the Compensation and Management Development Committee of the Board approved the following compensation changes for Mr. Bohn: (i) effective as of February 1, 2024, Mr. Bohn’s annual base salary rate was increased to $800,000 and his target annual incentive opportunity under the Company’s short-term incentive program was increased to 100% of his base salary and (ii) on February 1, 2024, Mr. Bohn was granted an award of 12,897 restricted stock units (with each restricted stock unit representing one share of the Company’s common stock) (the “RSU Award”). The RSU Award was granted under the Company’s 2022 Equity and Incentive Plan (the “Plan”) and will vest on January 3, 2027, subject to Mr. Bohn’s continued employment or qualifying service with the Company through such date, and subject to accelerated vesting in connection with a Change in Control (as defined in the Plan) or Mr. Bohn’s death or Disability (as defined in Mr. Bohn’s award agreement). Mr. Bohn will not receive any additional compensation for his service as a director.

Prior to the effectiveness of his appointment as the Company’s Executive Vice President and Chief Operating Officer, Mr. Bohn, age 56, served as the Company’s Executive Vice President and Chief Financial Officer since July 2023. He was previously the Company’s Senior Vice President and Chief Financial Officer from September 2019 to July 2023, its Senior Vice President, Manufacturing and Distribution, from May 2016 to September 2019, its Senior Vice President, Manufacturing, from January 2016 to May 2016, its Senior Vice President, Supply Chain, from January 2015 to December 2015, its Vice President, Supply Chain, from January 2014 to December 2014, its Vice President, Corporate Planning, from October 2010 to January 2014 and its Director, Corporate Planning and Analysis, from September 2009 to October 2010. Prior to joining the Company, Mr. Bohn served as chief financial officer for Hess Print Solutions from August 2007 to September 2009. Earlier in his career, Mr. Bohn was vice president global financial planning and analysis for Merisant Worldwide, Inc. He holds a B.S. degree in finance from Indiana University and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University.

Item 7.01	Regulation FD Disclosure.

On February 5, 2024, the Company issued a press release regarding Mr. Bohn’s appointment as Executive Vice President and Chief Operating Officer and election to the Board. The press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated February 5, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 5, 2024	CF INDUSTRIES HOLDINGS, INC.

		By:	/s/ Michael P. McGrane
		Name:	Michael P. McGrane
		Title:	Vice President, General Counsel, and Secretary